UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2007

ANIMAL HEALTH INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-33273	71-0982698
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

7 Village Circle, Suite 200

Westlake, Texas 76262

(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (817) 859-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 5, 2007, Animal Health International, Inc., a Delaware corporation (the “Company”) announced that its Senior Vice President and Chief Operating Officer, Greg Eveland, separated from his employment with the Company effective October 1, 2007 (the “Departure Date”) and would pursue other opportunities. In connection with such separation, the Company, and Mr. Eveland entered into a Separation Agreement and Full and Final Release, dated as of October 4, 2007 (the “Separation Agreement”). The Separation Agreement supersedes the terms of Mr. Eveland’s Employment Agreement with the Company, dated September 1, 1997, as amended on June 30, 2005 (the “Employment Agreement”).

Pursuant to the terms of the Separation Agreement, the Company is obligated to (i) pay to Mr. Eveland as severance his annual base salary in effect on the Departure Date for a period of twelve months and thereafter pay fifty percent (50%) of his annual base salary in effect on the Departure Date for a period of twenty-four months, (ii) vest 50,000 shares of Mr. Eveland’s stock options, and extend Mr. Eveland’s right to exercise such options to ten (10) years from the date of grant, (iii) pay Mr. Eveland’s COBRA premiums for health and welfare benefits continuation if Mr. Eveland elects COBRA coverage for a period of eighteen months and thereafter reimburse Mr. Eveland on a limited basis for comparable benefits for an additional of eighteen months; and (iv) reimburse Mr. Eveland for certain limited life and disability insurance coverage for a period of thirty-six months. Mr. Eveland will not be entitled to reimbursement for health and welfare or life and disability insurance benefits if he secures alternative employment during the thirty-six month period following the Departure Date.

The Company’s obligations to provide the forgoing benefits are subject to (i) the effectiveness of the Separation Agreement and (ii) Mr. Eveland’s compliance with certain post-employment restrictive covenants which limit Mr. Eveland’s ability to compete with the Company, solicit customers or employees of the Company, or divulge confidential information concerning the Company.

The above description of the Separation Agreement is a summary and is qualified in its entirety by the Separation Agreement itself, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

10.1	Separation Agreement, dated as of October 4, 2007, by and between Animal Health International, Inc., Walco International, Inc., and Greg Eveland.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

ANIMAL HEALTH INTERNATIONAL, INC.

October 5, 2007	By:	/s/ William F. Lacey
William F. Lacey Senior Vice President and Chief Financial Officer

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EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
10.1	Separation Agreement, dated as of October 4, 2007, by and between Animal Health International, Inc., Walco International, Inc., and Greg Eveland.